Exhibit 99.1

Bion Presentation Time for H.C. Wainwright Conference Changed

September 9, 2022. New York. New York. Bion Environmental Technologies, Inc. (OTC QB: BNET), a developer of advanced livestock waste treatment technology that dramatically reduces environmental impacts and recovers valuable resources, announced today that its presentation time for the 24th Annual H.C. Wainwright Global Investment Conference has changed to the following:

Presentation Date:         September 12, 2022

Time:       4:30 PM ET

Webcast Link:             https://journey.ct.events/view/588c6592-c107-44d3-b0e9-892c685719d7

Mr. Scott will be available for one-on-one meetings September 12-14. To register for the conference or to request a meeting with Mr. Scott, click here: https://hcwevents.com/annualconference/

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About Bion: Bion’s patented third generation technology was designed to largely mitigate the environmental impacts of large-scale livestock production and deliver a USDA-certified sustainable product to the consumer. The platform simultaneously recovers low carbon organic fertilizer coproducts, renewable energy, and clean water from the waste stream. Bion’s 3G Tech platform can create a pathway to economic and environmental sustainability with ‘win-win’ benefits for at least a premium sector of the $175 billion U.S. livestock industry and the consumer. For more information, see Bion’s website at https://bionenviro.com.

This material includes forward-looking statements based on management's current reasonable business expectations. In this document, the words ‘will’, ‘can’, and similar expressions identify certain forward-looking statements. These statements are made in reliance on the Private Securities Litigation Reform Act, Section 27A of the Securities act of 1933, as amended. There are numerous risks and uncertainties that could result in actual results differing materially from expected outcomes.

Contact Information:

Craig Scott

SVP, Director of Communications

303-898-4945 direct